EXHIBIT 4

Deloitte & Touche LLP
3000 Scotia Centre
700 Second Street S.W.
Calgary AB T2P 0S7
Canada
Tel: (403) 267-1700
Fax: (403) 264-2871
www.deloitte.ca

INDEPENDENT AUDITORS’ CONSENT

We consent to the use of our reports dated January 30, 2004, appearing in the Annual Report on Form 40-F of The Westaim Corporation for the year ended December 31, 2003.

(Signed) “Deloitte & Touche LLP”

Chartered Accountants

Calgary, Canada
May 12, 2004